Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post Effective Amendment No. 1 to Form SB-2 on Form S-1 of Conmed Healthcare Management, Inc. of our report dated March 31, 2008 relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

McGladrey & Pullen, LLP

Des Moines, Iowa
November 26, 2008